Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2023, relating to the financial statements of Plug Power, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal controls over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Rochester, New York

August 29, 2023